UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: January 13, 2014

ALAS AVIATION CORP.

 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

000-28562	94-2857548
(Commission File Number)	(I.R.S. Employer Identification No.)

4885 Ward Road, Suite 300, Wheat Ridge, Colorado 80033
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (720) 963-8055

2741 Lemon Grove Ave, Lemon Grove, CA 91945
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officers.

Following the share exchange agreement previously disclosed on Form 8-K and filed with the Commission on December 31, 2013, Frank Drechsler, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, resigned from these positions with the Company. The board of directors accepted Mr. Drechsler’s resignations, effective immediately.

(c) Appointment of Certain Officers.

Also on January 10, 2014, our board of directors appointed Harold Hansen as President and Chief Executive Officer, Treasurer and Chief Financial Officer of the Company.  Frank Drechsler will retain his current position as a director and Secretary of the Company until final closing of the aforementioned share exchange agreements or until his earlier resignation or removal.

The forgoing officers serve at the will and pleasure of the board of directors of the Company and as of the date of this filing, the Company has not entered into any employment agreements with them.  The Company does intend to enter into employment agreements following closing of share exchange referenced above, however, at this time, each newly appointed officer serves “at will.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 13, 2014

ALAS AVIATION CORP.

By:	/s/ Harold Hansen
Harold Hansen, President